Exhibit 99.4

REVOCABLE PROXY

POLONIA BANCORP

SPECIAL MEETING OF SHAREHOLDERS

                    , 2011

    :         .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Polonia Bancorp, consisting of                     ,                      and                     , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Polonia Bancorp which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on                     , 2011 at     :         .m., local time, at                     ,                     , Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	Approval of the plan of conversion and reorganization

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	The following informational proposals:

2a	Approval of a provision in new Polonia Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to new Polonia Bancorp, Inc.’s articles of incorporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2b	Approval of a provision in new Polonia Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Polonia Bancorp, Inc.’s outstanding voting stock.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the special meeting of shareholders, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote on matters incident to the conduct of the special meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.